UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2024

GOLD RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	001-34857	84-1473173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7900 E. Union Ave, Suite 320 Denver, Colorado	80237
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 320-7708

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	GORO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

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Item 2.02  Results of Operations and Financial Condition.

On October 23, 2024, Gold Resource Corporation (the “Company”) issued a press release reporting its preliminary production and select financial results for the third quarter of 2024 (the “Press Release”). A copy of the Press Release is attached as Exhibit 99.1 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any of the Company’s filings or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01  Other Events.

On October 23, 2024, the Company issued the Press Release, which announced that tonnes and grade, with respect to the Company’s mining operations at the Don David Gold Mine (“DDGM”), have declined during 2024 and are below budget, especially in the third quarter. There are several factors that caused these declines. The Company has encountered significant issues with equipment availability due to the age and condition of some of the critical mining equipment in use at the mine. Due to the continued challenges with equipment availability and the decreased cash flow due to prior productions shortfalls, the Company has not been able to maintain its projected timeline for development of future production zones. As a result, the Company is currently mining only one face at a time in areas that are accessible. The current lack of other available production zones has placed additional pressure on the Company’s ability to achieve its production estimates, as any problems encountered at the current production zone cannot be offset by producing elsewhere in the mine. In addition, the mill also experienced some mechanical issues and wet ore handling difficulties due to unusually high rain fall that resulted in lower throughput and a production shortfall. To minimize the mechanical issues and return the mine to a cash positive position, capital is necessary to replace some of the mining fleet and upgrade the mill.

The mine has significant potential to generate positive cash flow based on the information to date from the new areas of the Three Sisters as well as other areas that have been discovered near the existing mining zones. In order to develop access and better define these new areas, an investment must be made in the equipment and mine plan. Without the addition of these areas to the life-of-mine plan, the Company does not believe that the mine will generate sufficient free cash flow in the near term.

The Company’s inability to achieve its production estimates have created a short-term liquidity concern. The Company currently anticipates that it will require approximately $7 million to obtain additional mining equipment and mill upgrades and approximately $8 million in working capital in order to fund the initial development to access the Three Sisters and Splay 31 systems. Due to the 2024 production challenges described above, the Company does not believe that the mine will generate sufficient cashflow to fund these improvements. The Company is evaluating various financing options in order to fund this development in the near term.

If the Company is unable to obtain this additional capital and successfully develop these new mining areas, the continued operation of the mine may not be possible beyond November 2024. If continued operation of the mine is not possible, the Company may be compelled to place the mine on “care and maintenance” status, which would likely trigger significant severance and other costs which the Company may not be able to pay.

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties. The statements contained in this Current Report on Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. When used in this Current Report on Form 8-K, the words “plan,” “target,” “anticipate,” “believe,” “estimate,” “intend” and “expect” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, (i) the Company’s anticipated near-term capital needs and potential sources of capital and (ii) the Company’s ability to continue to operate the mine in the absence of additional capital. All forward-

looking statements in this Current Report on Form 8-K are based upon information available to the Company as of the date of this Current Report on Form 8-K, and the Company assumes no obligation to update any such forward-looking statements. Forward-looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. The Company’s actual results could differ materially from those discussed in this Current Report on Form 8-K. Also, there can be no assurance that production will continue at any specific rate. Forward-looking statements are subject to risks and uncertainties, including the ability of the Company to obtain additional capital on favorable terms or at all, production levels of the mine, possibility of lower than anticipated revenue or higher than anticipated costs at the mine, volatility in commodity prices, and declines in general economic conditions. Additional risks related to the Company may be found in the periodic and current reports filed with the Securities and Exchange Commission by the Company, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

Item 9.01    Financial Statements and Exhibits

(d)  Exhibits. The following exhibits are furnished with this report:

99.1	News Release dated October 23, 2024
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD RESOURCE CORPORATION

Date: October 24, 2024	By:	/s/ Allen Palmiere
	Name:	Allen Palmiere
	Title:	Chief Executive Officer and President

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